SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   Form 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 17, 1996

                         Commission File Number 0-20666

                                 MICROTEST, INC.
             (exact name of registrant as specified in its charter)



      Delaware                                               86-0485884
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

4747 North 22nd Street, Phoenix, Arizona                     85016
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code     (602) 952-6400

Securities registered pursuant to Section 12(b) of the Act:   None



Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value                             Nasdaq National Market

The undersigned registrant hereby amends its Current Report on Form 8-K dated December 17, 1996, which was filed on December 30, 1996, solely to add the financial information and pro forma financial information required by Item 7 of Form 8-K.


Item 7.           Financial Statements and Exhibits

               Financial   Statements  of  Business   Acquired  -  The  required
              financial statements for Logicraft are set forth below:

                      LOGICRAFT INFORMATION SYSTEMS, INC.
                      (A Majority-Owned Subsidiary of Information Handling Services, Inc., A Wholly-Owned Subsidiary of TBG Services, Inc.) AND SUBSIDIARIES


                      Consolidated Financial Statements
                      Year Ended November 30, 1996, and
                      Independent Auditors' Report

Deloitte &
  Touche LLP
------------               -----------------------------------------------------
                           Suite 1200                    Telephone:(602)234-5100
                           2901 North Central Avenue     Facsimile:(602)234-5186
                           Phoenix, Arizona 85012-2799




INDEPENDENT AUDITORS' REPORT


Board of Directors
Logicraft Information Systems, Inc.
Phoenix, Arizona

We have audited the accompanying consolidated balance sheet of Logicraft Information Systems, Inc. (a majority owned subsidiary of Information Handling Services, Inc., a wholly-owned subsidiary of TBG Services, Inc.) and subsidiaries as of November 30, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Logicraft Information Systems, Inc. and subsidiaries at November 30, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


Deloitte & Touche LLP

January 28, 1997

LOGICRAFT INFORMATION SYSTEMS, INC.
(A Majority-Owned Subsidiary of Information Handling Services, Inc., A Wholly-Owned Subsidiary of TBG Services, Inc.) AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
NOVEMBER 30, 1996
(Amounts in Thousands, Except Share Data)
--------------------------------------------------------------------------------

ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                                                                    $    307
  Accounts receivable - less allowance for doubtful accounts of $262                                              3,136
  Inventories - less reserve for obsolescence of $1,991 (Note 2)                                                    790
  Prepaid expenses                                                                                                  171
  Deferred income taxes (Note 4)                                                                                  1,361
                                                                                                               --------

          Total current assets                                                                                    5,765

EQUIPMENT AND LEASEHOLD IMPROVEMENTS - Net (Note 3)                                                                 485

INTANGIBLES AND OTHER ASSETS - Net (Note 3)                                                                       3,357
                                                                                                               --------

TOTAL                                                                                                          $  9,607
                                                                                                               ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                                                             $  2,203
  Accrued liabilities                                                                                               648
  Accrued payroll and employee benefits                                                                             207
  Related party accounts payable (Note 5)                                                                         3,478
  Short-term debt - related party (Note 5)                                                                          249
  Deferred revenue                                                                                                1,289
  Income taxes payable                                                                                               25
                                                                                                               --------

          Total current liabilities                                                                               8,099
DEFERRED TAX LIABILITY (Note 4)                                                                                     198
                                                                                                               --------
          Total liabilities                                                                                       8,297
                                                                                                               --------
COMMITMENTS AND CONTINGENCIES (Note 6)
MINORITY INTEREST (Note 10)                                                                                         216
                                                                                                               --------
STOCKHOLDERS' EQUITY (Notes 8 and 11):
  Common stock, $.0001 par value - authorized and issued, 10,000,000 shares                                           1
  Additional paid-in capital                                                                                      5,430
  Retained deficit                                                                                               (4,337)
                                                                                                               --------
          Total stockholders' equity                                                                              1,094
                                                                                                               --------

TOTAL                                                                                                          $  9,607
                                                                                                               ========

See notes to consolidated financial statements.

LOGICRAFT INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
(A Majority-Owned Subsidiary of Information Handling Services, Inc., A Wholly-Owned Subsidiary of TBG Services, Inc.) AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED NOVEMBER 30, 1996
(Amounts in Thousands)
--------------------------------------------------------------------------------

REVENUES:
  Product and system sales (Note 9)                                                                           $  11,492
  Product services                                                                                                2,813
                                                                                                              ---------

          Total revenues                                                                                         14,305

COST OF SALES AND SERVICES                                                                                        8,260
                                                                                                              ---------
          Gross profit                                                                                            6,045
                                                                                                              ---------
OPERATING EXPENSES:
  Sales and marketing                                                                                             4,806
  Research and development                                                                                        1,358
  General and administrative                                                                                      4,154
                                                                                                              ---------
          Total operating expenses                                                                               10,318
                                                                                                              ---------
LOSS FROM OPERATIONS                                                                                             (4,273)

INTEREST EXPENSE - Net                                                                                              289

OTHER INCOME - Net                                                                                                   53
                                                                                                              ---------
LOSS BEFORE INCOME TAXES                                                                                         (4,509)

NET INCOME TAX BENEFIT (Note 4)                                                                                   1,050
                                                                                                              ---------
NET LOSS BEFORE MINORITY INTEREST                                                                                (3,459)

MINORITY INTEREST (Note 1)                                                                                            8
                                                                                                              ---------
NET LOSS                                                                                                      $  (3,467)
                                                                                                              =========

See notes to consolidated financial statements.

LOGICRAFT INFORMATION SYSTEMS, INC.
(A Majority-Owned Subsidiary of Information Handling Services, Inc., A Wholly-Owned Subsidiary of TBG Services, Inc.) AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
YEAR ENDED NOVEMBER 30, 1996
(Amounts in Thousands)
--------------------------------------------------------------------------------

                                           Common Stock        Additional                Total
                                        --------------------    Paid-In               Stockholders'
                                         Shares     Amount      Capital   (Deficit)      Equity

BALANCE, DECEMBER 1, 1995 (Unaudited)    10,000      $  1      $ 5,430   $   (870)       $ 4,561

  Net loss                                                                 (3,467)        (3,467)
                                         ------      ----       -------   -------        -------

BALANCE, NOVEMBER 30, 1996               10,000      $  1      $ 5,430   $ (4,337)       $ 1,094
                                         ======      ====      =======   ========        =======

See notes to consolidated financial statements.

LOGICRAFT INFORMATION SYSTEMS, INC.
(A Majority-Owned Subsidiary of Information Handling Services, Inc., A Wholly-Owned Subsidiary of TBG Services, Inc.) AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED NOVEMBER 30, 1996
(Amounts in Thousands)
--------------------------------------------------------------------------------

OPERATING ACTIVITIES:
  Net loss                                                                      $(3,467)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization                                                   421
    Deferred provision for income taxes                                          (1,163)
    Provision for doubtful accounts                                                 214
    Provision for inventory obsolescence                                          1,342
    Loss on sale of property, plant and equipment                                     1
    Minority interest                                                                 8
  Change in operating assets and liabilities:
    Accounts receivable                                                             871
    Inventories                                                                     857
    Prepaid expenses                                                                (40)
    Intangibles and other assets                                                   (163)
    Accounts payable                                                               (525)
    Accrued liabilities                                                            (180)
    Accrued payroll and employee benefits                                           200
    Deferred revenue                                                                278
    Income taxes payable                                                            (46)
                                                                                --------
          Net cash used in operating activities                                  (1,392)
                                                                                --------

INVESTING ACTIVITIES:
  Purchases of equipment and leasehold improvements                                (494)
  Proceeds from sale of marketable securities                                         6
                                                                                --------
          Net cash used in investing activities                                    (488)
                                                                                --------

FINANCING ACTIVITIES:
  Related party accounts payable                                                  1,648
  Short-term debt - related party                                                   249
                                                                                --------
          Net cash provided by financing activities                               1,897
                                                                                --------

INCREASE IN CASH AND CASH EQUIVALENTS                                                17

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR (Unaudited)                            290
                                                                                --------

CASH AND CASH EQUIVALENTS, END OF YEAR                                          $   307
                                                                                ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for:
    Interest                                                                    $   289
                                                                                ========
    Income taxes                                                                $   113
                                                                                ========

See notes to consolidated financial statements.

LOGICRAFT INFORMATION SYSTEMS, INC.
(A Majority-Owned Subsidiary of Information Handling Services, Inc., A Wholly-Owned Subsidiary of TBG Services, Inc.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED NOVEMBER 30, 1996
--------------------------------------------------------------------------------


1.    BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

      The consolidated financial statements include the accounts of Logicraft Information Systems, Inc., its wholly-owned subsidiary, Logicraft Information Systems, Europe Corp.("LIS Europe"), and its majority-owned subsidiary, H+H Zentrum ("H+H") (collectively, the "Company"). All intercompany transactions are eliminated. The Company is a majority-owned subsidiary of Information Handling Services, Inc. ("IHS"), a wholly-owned subsidiary of TBG Services, Inc. The Company develops, markets and supports products that make it easier to manage and service local area networks.

      The following are the significant accounting policies of the Company:

      a. Inventories are stated at the lower of cost (first-in, first-out ("FIFO") basis) or market.

      b. Equipment and leasehold improvements are stated at cost. Depreciation and amortization are computed utilizing the straight-line method based on the estimated useful lives of the related assets or, for leasehold improvements, the lease term, if shorter. Estimated useful lives are as follows:

                                                                     Useful Life

        Equipment                                                       5 years
        Furniture and fixtures                                          5 years
        Leasehold improvements                                          5 years

      c Income taxes are provided based upon the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes, which among other things, requires that recognition of deferred income taxes be measured by the provisions of enacted tax laws in effect at the date of the consolidated financial statements.

      d. Research and Development Expenses - Costs and expenses which can be clearly identified as research and development are charged to research and development expense as incurred. Costs which relate to products that have reached technological feasibility are capitalized and are then amortized into costs of sales.

      e. Revenue Recognition - The Company recognizes revenue from product sales upon shipment. Sales to distributors in the United States represent approximately 53% of the Company's net sales. The Company also has direct sales to the end user which accounts for approximately 36% of the Company's net sales. The remaining 11% of sales is comprised of international sales which includes Europe and the Far East. The amount of potential product returns, including returns under the Company's warranty program, is estimated and provided for in the period of sale.

            Revenue from product services including installation services and maintenance contracts, is recognized upon performance of the installation or service or over the time period covered by the maintenance contract. During 1996, sales were made of systems for which the Company has retained a significant performance obligation in the form of delivery of a significantly enhanced version of the software which was sold as part of the systems. The Company orally guaranteed delivery of the new version of the software or in its absence the right of return. Accordingly, the Company has deferred revenue recognition related to these sales.

      f. Cash and Cash Equivalents - The Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents.

      g Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

      h Product Concentration - The market for the Company's products is characterized by rapidly changing technology, short product life cycles and evolving industry standards. The Company has derived substantially all of its revenues from the development and sales of a limited number of CD-ROM management and CD-ROM network solutions.

      i. Minority Interest - In May 1995, Logicraft acquired an 80% interest in H+H, a networked CD ROM system integration company based in Germany. Accordingly, 20% of the earnings for H+H is allocated to the minority interest account annually.

      j. New Accounting Pronouncement - In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This Statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used and long-lived assets and certain identifiable intangibles to be disposed of. The Company does not expect the adoption of this accounting standard to materially impact its results of operations or financial position.

2.    INVENTORIES

      Inventories consisted of the following at November 30, 1996:

                                                                         (000's)

Finished goods                                                          $ 2,781
Less reserve for obsolescence                                            (1,991)
                                                                         ------
Inventories - net                                                       $   790
                                                                        =======

3.    EQUIPMENT AND LEASEHOLD IMPROVEMENTS AND INTANGIBLES

      Equipment and leasehold improvements consisted of the following at November 30, 1996:

                                                                         (000's)

Equipment                                                               $ 1,745
Furniture and fixtures                                                      187
Leasehold improvements                                                       23
                                                                        --------
Total                                                                     1,955
Less accumulated depreciation and amortization                           (1,470)
                                                                        --------

Equipment and leasehold improvements - net                              $   485
                                                                        ========

      Intangibles consisted of the following at November 30, 1996:

                                                                         (000's)

Goodwill                                                                $ 2,708
Software rights                                                           1,051
Other intangibles                                                           299
                                                                        --------

Intangibles - gross                                                       4,058
Less accumulated amortization                                              (701)
                                                                        --------

Intangibles - net                                                        $ 3,357
                                                                        ========

      Goodwill and other intangibles are amortized over their estimated useful lives of 15 years. Software rights is amortized over its estimated useful life of seven years.

4.    INCOME TAXES

      The components of the (benefit) provision for income taxes for the year ended November 30, 1996 are as follows:

                                                                         (000's)
Current:
  State                                                                 $    46
  Foreign                                                                    67
                                                                        --------

Total current provision                                                     113
Deferred benefit                                                         (1,163)
                                                                        --------

Net benefit for income taxes                                            $(1,050)
                                                                        ========

      A reconciliation of the difference between the (benefit) provision for income taxes and income taxes at the statutory United States federal income tax rate is as follows for the year ended November 30, 1996:

                                                                         (000's)

Income taxes at statutory United States federal income tax rate         $(1,502)
Increase (decrease) in taxes:
  State taxes - net                                                        (331)
  Change in valuation allowance                                             706
  Other - net                                                                77
                                                                        --------

Total                                                                   $(1,050)
                                                                        ========

      The components of deferred income taxes at November 30, 1996 are as follows:


                                                                         (000's)

Current:
  Nondeductible accruals and reserves                                   $ 1,282
  Net operating loss carryforward                                         1,371
  Inventory costs capitalized for income tax purposes                        63
                                                                        --------

Total current                                                             2,716
Noncurrent - Excess of tax over book depreciation                          (198)
                                                                        --------

Total deferred income taxes                                               2,518
Less valuation allowance                                                 (1,355)
                                                                        --------

Net deferred tax asset                                                  $ 1,163
                                                                        ========

      Net operating loss ("NOL") carryforwards for income tax purposes totaled approximately $3,427,000 as of November 30, 1996. The NOL carryforwards must be used within five to 15 years of the date of their origination and expire from 2000 through 2011.

5.    RELATED PARTY TRANSACTIONS

      At November 30, 1996, the Company owed Information Handling Services, Inc., its parent company, a total of $3,478,000. The European subsidiary, LIS Europe, owed a total of $249,000 in the form of short-term debt to a company which is an affiliate of IHS. In addition, the German subsidiary, H+H, owed $32,000 to an affiliate of IHS at November 30, 1996. Sales during 1996 to IHS which were made on substantially the same terms as sales to third parties amounted to approximately $2,100,000.

6.    COMMITMENTS AND CONTINGENCIES

      Future minimum rental payments due under the Company's office operating lease at November 30 are as follows:


                                                                         (000's)

1997                                                                     $  262
1998                                                                        241
1999                                                                        232
2000                                                                        206
2001                                                                        148
2002                                                                         12
                                                                         -------

Total minimum rental payments                                            $1,101
                                                                         =======

      Rent expense for 1996 was approximately $287,000.

7.    EMPLOYEE BENEFIT PLAN

      401(k) Plan - Under the Company's 401(k) Plan, full-time employees may contribute to the Plan between 2% and 16% of their total covered compensation, in lieu of receiving such amounts as taxable salary or wages. For employees whose compensation exceeds $66,000 annually, their individual contribution is limited to 8%. The Company may, in its discretion, make matching contributions equal to a percentage of an employee's covered compensation contributed to the 401(k) Plan for the year, or in a fixed dollar amount, as determined each year by the Board of Directors. The Company's contribution to the Plan was approximately $52,500 during 1996.

8.    EXPORT SALES

      Export sales, primarily to customers in Europe and the Far East, were approximately $1,235,000 in 1996.

9.    OTHER

      Major customers accounting for more than 10% of total revenues in the year are summarized below.


      Customer                                                          1996

      Information Handling Services, Inc.                                 16%

10.   MINORITY INTEREST

      The minority interest in the Company's subsidiary, H+H, is subject to a put option under which the minority shareholders have the option to put the shares to the Company beginning May 1, 1999, and under certain conditions, prior to that date. The Company also has the right to purchase the shares held by the minority shareholders under the same terms and conditions as the put option. The purchase price of the shares subject to this agreement is the greater of DM 320,000 or a price adjusted according to a formula based on the average net income of H+H. At November 30, 1996, the minimum purchase price according to the terms of the agreement of approximately $208,000 is included in minority interest.

11.   SUBSEQUENT EVENT

      On December 17, 1996, Information Handling Services, Inc. and the minority shareholders of the Company, entered into an agreement of purchase and sale of stock with Microtest, Inc. ("Microtest"), in which all of the common stock of the Company was sold to Microtest for a purchase price of approximately $12,500,000.

                                *  *  *  *  *  *

          b) Pro Forma Financial Information -The required pro forma financial information is set forth below:

The unaudited pro forma consolidated balance sheet at September 28, 1996 combines historical financial information as if the acquisition had occurred on September 28, 1996. The unaudited pro forma consolidated statement of earnings for the year ended December 31, 1995 and the nine months ended September 28, 1996 combine historical statements of earnings/(losses) for Microtest, Inc. (the "Company") and the acquired company, Logicraft Information Systems, Inc. ("Logicraft"), as if the acquisition had occurred on January 1, 1995.

The unaudited pro forma consolidated balance sheet at September 28, 1996 combines historical financial information of the Company at September 28, 1996 and Logicraft at August 31, 1996. The unaudited pro forma consolidated statement of earnings for the nine months ended September 28, 1996 combines historical financial information of the Company for the nine months ended September 28, 1996 and Logicraft for the nine months ended August 31, 1996. The unaudited pro forma consolidated statement of earnings for the year ended December 31, 1995 combines historical financial information of the Company for the year ended December 31, 1995 and Logicraft for the year ended November 30, 1995. As the most recent fiscal year end of Logicraft differs from the Company's fiscal year end by less than 93 days, no adjustment was made to Logicraft's income statement for the purpose of the pro forma presentation.

The detailed assumptions used to prepare the unaudited pro forma consolidated financial information are contained in the accompanying Unaudited Pro Forma Consolidated Financial Information. The unaudited pro forma consolidated statement of earnings reflects the use of the purchase method of accounting for the acquisition.

In connection with the allocation of the purchase price, the Company recorded an expense of $15.7 million to record the value of software research it acquired from Logicraft for products for which technological feasibility has not been established and for which no alternative future use existed. The non-recurring charge is not included in the pro forma consolidated statement of earnings for the year ended December 31, 1995, however, it is reflected as a reduction of retained earnings in the pro forma consolidated balance sheet at September 28, 1996.

The unaudited pro forma consolidated financial information assumes the acquisition was funded from currently available cash. The unaudited pro forma consolidated financial information does not purport to represent the results of operation of the Company that actually would have resulted had the acquisition occurred on January 1, 1995, nor should it be taken as indicative of the future results of operations. The unaudited pro forma consolidated financial information should be read in conjunction with the notes to Unaudited Pro Forma Consolidated Financial Information and the separate financial statements and notes thereto of the Company and Logicraft.

                                 Microtest, Inc.
                 Unaudited Pro Forma Consolidated Balance Sheet
                               September 28, 1996
                                 (in thousands)

                                     ASSETS

                                                                                                         PRO FORMA
                                                                                   PRO FORMA            CONSOLIDATED
                                                 MICROTEST        LOGICRAFT       ADJUSTMENTS             BALANCE
                                              ---------------  ---------------  ---------------        ---------------
CURRENT ASSETS:
       Cash                                   $        28,291  $           197  $        17,000)(a)    $        11,488
       Accounts receivable                             16,830            1,523                                  18,353
       Inventories                                      4,774            1,712                                   6,486
       Other current assets                             2,353            1,275             (269)(b)              3,359
                                              ---------------  ---------------  ---------------        ---------------

            Total current assets                       52,248            4,707          (17,269)                39,686

PROPERTY AND EQUIPMENT                                  3,158              540              (75)(b)              3,623
OTHER ASSETS                                              442            3,347           (2,605)(b)              1,184
                                              ---------------  ---------------  ---------------        ---------------

               Total assets                   $        55,848  $         8,594  $       (19,949)       $        44,493
                                              ===============  ===============  ===============        ===============

                                         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
       Accounts payable                       $         4,954  $         4,639  $        (4,483)(a)    $         5,110
       Accrued employee expenses                          990               38                                   1,028
       Accrued expenses                                 3,201              289              893 (b)(c)           4,383
       Current portion of long-term debt                    0                0                                       0
       Deferred revenue                                     0            1,099                                   1,099
                                              ---------------  ---------------  ---------------        ---------------

            Total current liabilities                   9,145            6,065           (3,590)                11,620

LONG-TERM DEBT                                              0             (63)                                     (63)
                                              ---------------  ---------------  ---------------        ---------------

            Total liabilities                           9,145            6,002           (3,590)                11,557

MINORITY INTERESTS                                          0              203                0                    203
                                              ---------------  ---------------  ---------------        ---------------

SHAREHOLDERS' EQUITY:
       Common stock                                         8                1               (1)(d)                  8
       Additonal paid-in capital                       32,589            5,430           (5,430)(d)             32,589
       Retained earnings/(deficit)                     14,594           (3,042)           4,769 (b)                624
                                                                                        (15,697)(b)
       Treasury stock                                    (488)               0                0                   (488)
                                              ---------------  ---------------  ---------------        ---------------

          Total shareholders' equity                   46,703            2,389          (16,359)                32,733
                                              ---------------  ---------------  ---------------        ---------------

          Total liabilities and shareholders'
          equity                              $        55,848  $         8,594  $       (19,949)       $        44,493
                                              ===============  ===============  ===============        ===============

PRO FORMA ADJUSTMENT LEGEND:

          a.Reflects cash payments at the time of acquisition for the stock of Logicraft and the repayments of intercompany debt in the amount of $4,483,000.

          b.Reflects a pro forma adjustment to allocate the purchase price as follows:

                                          (in thousands)

                Current Assets        $     5,147
                Fixed Assets                  476
                Other Intangibles             148
                Purchased Software            594
                Purchased Research
                   and Development         15,698
                Current Liabilities        (9,546)
                Intercompany Debt           4,483
                Cash Purchase Price,
                   and Repayment of
                   Intercompany Debt      (17,000)
                                      -----------
                                      $         0
                                      ===========

            Purchased Research and Development representing incomplete technology for which no alternative future use exists was immediately expensed. The non-recurring charge is reflected as a reduction of retained earnings.

          c.Reflects a pro forma adjustment to record the liabilities resulting from the acquisition.

          d.Reflects eliminating entries for consolidating purposes.

                                 Microtest, Inc.
             Unaudited Pro Forma Consolidated Statement of Earnings
                   Nine Month Period ended September 28, 1996
                                 (in thousands)

                                                                                               PRO FORMA
                                                                             PRO FORMA        CONSOLIDATED
                                            MICROTEST       LOGICRAFT       ADJUSTMENTS          BALANCE
                                          --------------  --------------  --------------     ----------------
REVENUES                                  $       38,287  $        9,777  $                  $         48,064

COST OF SALES                                     15,736           5,610             192 (a)           21,538
                                          --------------  --------------  --------------     ----------------

     Gross Profit                                 22,551           4,167            (192)              26,526

OPERATING EXPENSES:
   Sales and marketing                            10,150           3,935                               14,085
   Research and development                        4,642           1,070                                5,712
   General and administrative                      2,982           2,557            (306)(b)            5,233
                                          --------------  --------------  --------------     ----------------

     Total operating expenses                     17,774           7,562            (306)              25,030
                                          --------------  --------------  --------------     ----------------

UNUSUAL ITEM - Purchased R & D                         0               0
                                          --------------  --------------  --------------     ----------------

INCOME/(LOSS) FROM OPERATIONS                      4,777          (3,395)            114                1,496

OTHER INCOME/(EXPENSE) - net                         586            (180)           (644)(c)             (238)
                                          --------------  --------------  --------------     ----------------

INCOME/(LOSS) BEFORE INCOME TAXES                  5,363          (3,575)           (530)               1,258

INCOME TAX PROVISION/(BENEFIT)                     1,906             131            (191)(d)            1,846
                                          --------------  --------------  --------------     ----------------
NET INCOME/(LOSS) BEFORE MINORITY
INTERESTS                                          3,457          (3,706)           (340)                (589)

MINORITY INTERESTS                                     0               7                                    7
                                          --------------  --------------  --------------     ----------------

NET INCOME/(LOSS)                         $        3,457  $       (3,699) $         (340)    $           (582)
                                          ==============  ==============  ==============     ================

NET INCOME/(LOSS) PER COMMON
AND EQUIVALENT SHARE                      $         0.42  $        (0.45) $        (0.04)    $          (0.07)
                                          ==============  ==============  ==============     ================

SHARES USED IN PER SHARE
   CALCULATION                                     8,255           8,255           8,255                8,255
                                          ==============  ==============  ==============     ================

PRO FORMA ADJUSTMENT LEGEND:
a. Reflects pro forma increase in amortization expense associated with the capitalization of purchased software of $594,000 and other intangible assets of $148,000 over their estimated useful lives of 2 to 3 years resulting from the application of purchase accounting principles.

b. Reflects pro forma decrease in depreciation and amortization expense associated with the revaluation of fixed assets and intangibles resulting from the application of purchase accounting principles.

c.     Reflects  pro  forma  decrease  in  interest   income   computed  on  the
       consideration for the acquisition.

d. To reflect the tax effect for the adjustments above using an effective tax rate of 36%.

                                 Microtest, Inc.
             Unaudited Pro Forma Consolidated Statement of Earnings
                          Year ended December 31, 1995
                                 (in thousands)

                                                                                                           PRO FORMA
                                                                                       PRO FORMA          CONSOLIDATED
                                                   MICROTEST         LOGICRAFT        ADJUSTMENTS           BALANCE
                                                ---------------   ---------------   ---------------     ----------------
REVENUES                                        $        52,537   $        14,229   $             0     $         66,766

COST OF SALES                                            21,961             8,337               401(a)            30,699
                                                ---------------   ---------------   ---------------     ----------------

     Gross Profit                                        30,576             5,892              (401)              36,067

OPERATING EXPENSES:
   Sales and marketing                                   12,585             4,484                                 17,069
   Research and development                               5,913             1,039                                  6,952
   General and administrative                             3,694             2,269              (409)(b)            5,554
                                                ---------------   ---------------   ---------------     ----------------

     Total operating expenses                            22,192             7,792              (409)              29,575
                                                ---------------   ---------------   ---------------     ----------------

UNUSUAL ITEM - Purchased R & D                            8,776                 0                                  8,776
                                                ---------------   ---------------   ---------------     ----------------

INCOME FROM OPERATIONS                                     (392)           (1,900)                8               (2,284)

OTHER INCOME/(EXPENSE) - net                              1,232              (199)             (813)(c)              220
                                                ---------------   ---------------   ---------------     ----------------

INCOME/(LOSS) BEFORE INCOME TAXES                           840            (2,099)             (805)              (2,064)

INCOME TAX PROVISION/(BENEFIT)                             (305)             (164)             (258)(d)             (727)
                                                ---------------   ---------------   ---------------     ----------------

NET INCOME/(LOSS) BEFORE MINORITY INTERESTS               1,145            (1,935)             (547)              (1,337)

MINORITY INTERESTS                                            0               (42)                                   (42)
                                                ---------------   ---------------   ---------------     ----------------

NET INCOME/(LOSS)                               $         1,145   $        (1,977)  $          (547)    $         (1,379)
                                                ===============   ===============   ===============     ================

NET INCOME/(LOSS) PER COMMON AND
   EQUIVALENT SHARE                             $          0.13   $         (0.23)  $         (0.06)    $          (0.16)
                                                ===============   ===============   ===============     ================

SHARES USED IN PER SHARE
   CALCULATION                                            8,534             8,534             8,534                8,534
                                                ===============   ===============   ===============     ================

PRO FORMA ADJUSTMENT LEGEND:
a. Reflects pro forma increase in amortization expense associated with the capitalization of purchased software of $594,000 and other intangible assets of $148,000 over their estimated useful lives of 2 to 3 years resulting from the application of purchase accounting principles.

b. Reflects pro forma decrease in depreciation and amortization expense associated with the revaluation of fixed assets and intangibles resulting from the application of purchase accounting principles.

c.     Reflects  pro  forma  decrease  in  interest   income   computed  on  the
       consideration for the acquisition.

d. To reflect the tax effect for the adjustments above using an effective tax rate of 32%.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MICROTEST, INC.


                                        /s/ Richard R. Douglas
                                        ----------------------------
Date:    February 27, 1997              Richard R. Douglas
                                        Vice President of Operations

          c)   Exhibits


Exhibit 2 -  Agreement of Purchase and Sales of stock
             Dated December 17, 1996                            Previously filed

Exhibit 23 - Consent of Deloitte & Touche LLP                   Page 22

Exhibit 99 - Press Release dated December 17, 1996              Previously filed
                                       21